Exhibit 23.5

INDEPENDENT AUDITORS’ CONSENT

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-109569 on Form S-4 of our report dated January 16, 2003 (December 11, 2003 as to Note 23) relating to the consolidated financial statements of Connecticut Bancshares, Inc. as of and for the year ended December 31, 2002, appearing in the Prospectus, which is a part of such Registration Statement, and to the references to us under the headings “Selected Consolidated Financial Information of Connecticut Bancshares” and “Experts” in such Prospectus.

/s/    DELOITTE & TOUCHE LLP

Hartford, Connecticut

January 21, 2004